EXHIBIT 1.(1)

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

                        Assistant Secretary's Certificate
                        ---------------------------------

I, Diane S. Bainton, Assistant Secretary of Liberty Life Assurance Company of Boston (the "Company"), do hereby certify that:

      Attached is a true and complete copy of a resolution duly adopted by the Board of Directors of the Company on July 10, 1998, and this resolution is in full force and effect on the date hereof and has not been modified or rescinded.

      WITNESS my hand and the official seal of the Company on this 2nd day of September, 1998.

[Seal]                                        /s/Diane S. Bainton
(Seal)                                        ------------------------
                                              Diane S. Bainton
                                              Assistant Secretary

COMMONWEALTH OF  MASSACHUSETTS
COUNTY OF SUFFOLK

Personally appeared before me the above named Diane S. Bainton, personally known to me, who, being duly sworn, deposes and says that she executed the above instrument and that the statements contained therein are true and correct to the best of her information and belief.

Subscribed and sworn to before me this 2nd day of September, 1998.

                                              /s/ Mary F. Gordon
(Seal)                                        ------------------------
                                              Notary Public



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                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                    ACTION BY UNANIMOUS CONSENT OF DIRECTORS
                                WITHOUT A MEETING
                                  July 10, 1998


Pursuant to Massachusetts General Laws Chapter 156B, Section 59 and the By-Laws of the Corporation, the undersigned, being all of the Directors of Liberty Life Assurance Company of Boston, hereby consent to the following action and adopt the following votes as of the date first above written:

VOTED: That pursuant to the provision of section 132G of Chapter 175 of the Massachusetts General Laws and any regulations promulgated thereunder by the Massachusetts Commissioner of Insurance, the Board of Directors of Liberty Life Assurance Company of Boston (the "Company") does hereby establish a separate account to be known as "LLAC Variable Account" ("LLAC Variable Account") for the purpose of allocating thereto any amounts paid to or held by the Company in connection with the issuance of variable life insurance policies (the "Policies"), including but not limited to, amounts held under optional settlement modes;

VOTED: That the Chairman, the President, the Executive Vice President & COO-Individual and the Treasurer, or any of them, (herein "Officers") be, and they each hereby are, severally authorized and directed, in conjunction with the Company's independent certified public accountants, legal counsel, independent consultants and/or such others as they may deem appropriate, to take such actions as they deem necessary or appropriate to receive approval of the operation of LLAC Variable Account by the Massachusetts Commissioner of Insurance;

VOTED: That the income, gains and losses, whether or not realized, from assets allocated to LLAC Variable Account are in accordance with the issuance of any variable life insurance policy, credited to or charged against such LLAC Variable Account without regard to other income, gains or losses of the Company, and, to the extent permitted by law, are not subject to the general claims of creditors, including under circumstances of insolvency or rehabilitation;

VOTED: That LLAC Variable Account shall be divided into divisions and subdivisions so that each division or subdivision may invest in the shares of designated investment companies with the net premiums received under the Policies as directed by the owners of said Policies;

VOTED: That the Investment Committee of the Board of Directors be, and it hereby is, expressly authorized in its discretion and as it may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide LLAC Variable Account into one or more divisions or subdivisions, (b) to modify, consolidate, or eliminate any such divisions or subdivisions, (c) to change the designation of LLAC Variable Account to another designation, (d) to further designate any divisions or subdivisions thereof, and (e) to take such other action as may be required to further LLAC Variable Account's compliance with applicable state and federal laws;

VOTED: That amounts allocated to LLAC Variable Account and any accumulations thereon, or to any division of LLAC Variable Account, may be invested or reinvested in any class of


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investments which may be authorized in the Policies, including, but not limited to, shares of an investment company or companies established pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and regulations promulgated thereunder, without regard to any requirements or limitations prescribed by the laws of the Commonwealth of Massachusetts governing the investments of life insurance companies' general investment account; provided, that except with the approval of the Massachusetts Commissioner of Insurance, no reserves for:

          (a)  benefits guaranteed as to amount and duration; and

          (b) funds guaranteed as to principal amounts or stated rate of interest shall be maintained in LLAC Variable Account

VOTED: That the Officers of the Company be, and they each hereby are, severally authorized to invest cash in LLAC Variable Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of LLAC Variable Account's operations, including but not limited to compliance with applicable tax laws, or to meet any minimum capital requirements under the 1940 Act and to transfer cash or securities from time to time between the Company's general account and LLAC Variable Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the Policies;

VOTED: That the Officers be, and they each hereby are, authorized and directed, in conjunction with the Company's independent certified public accountants, legal counsel, independent consultants or such others as they deem appropriate, to take such action as they deem necessary or appropriate to:

          (a) Register LLAC Variable Account as a unit investment trust under the 1940 Act;

          (b) Register the Policies and such amounts, which may be indefinite amounts, as the Officers shall from to time to time deem appropriate under the Securities Act of 1933, as amended (the "1933 Act"); and

          (c) Take all other action on behalf of LLAC Variable Account and on behalf of the Company as sponsor and depositor, which in their judgment may be necessary or appropriate in connection with the offering of said Policies for sale and the operation of LLAC Variable Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act and all other applicable federal laws and regulations, including the filing of any registration statements, amendments to registration statements, notification of registration statements, any undertakings, and any applications for exemptions from the 1940 Act, and any amendments thereto, the 1933 Act or other applicable federal laws and regulations;

VOTED: That the President of the Company, and the Executive Vice President & COO- Individual of the Company, are duly appointed as agents for service of process under such registration statements and duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and exercise any powers given to such agents by the rules and regulations under the 1933 Act and applicable state law;


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VOTED: That the Officers be, and they each hereby are, authorized and directed on behalf of LLAC Variable Account and on behalf of the Company to take any and all actions that any of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications of the Company, its officers, agents and employees, LLAC Variable Account and of the Policies, under the insurance and securities laws of any state or any other jurisdiction, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further actions which said Officers or legal counsel for the Company may deem necessary or desirable in order to maintain such registrations or qualifications for as long as said Officers or legal counsel deem it to be in the best interest of LLAC Variable Account and the Company;

VOTED: That any form of corporate resolution required by any state or other jurisdiction in connection with any filing, registration, or approval as contemplated in these resolutions is hereby adopted and the Officers be, and they each hereby are, authorized to certify to the adoption thereof by this Board;

VOTED: That the Officers be, and they each hereby are, authorized in the names and on behalf of LLAC Variable Account and the Company to execute and file irrevocable written consents to be used in such states and other jurisdictions wherein such consents to service of process may be requisite under the insurance or securities laws thereof in connection with such registration or qualification of the Policies or LLAC Variable Account and to appoint the appropriate state or public official, or such other person that may be specified by said insurance or securities laws, as agents of LLAC Variable Account and of the Company for the purpose of receiving and accepting process;

VOTED: That the Officers be, and they each hereby are, authorized to establish procedures to the extent required, or deemed appropriate, and subject to the limitations of applicable law, for providing a pass-through of voting rights for owners of the Policies with respect to the shares of an investment company or companies, attributable to them, owned by LLAC Variable Account;

VOTED: That the following general Standard of Suitability, which expresses the policy of the Company with respect to determining the suitability for applicants be adopted: No recommendations shall be made to a potential applicant to purchase a variable life insurance product and no variable life insurance product shall be issued in the absence of reasonable grounds to believe that the purchase of same is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objective, financial situation and needs, and any other information known to the Company or to the sales representative making the recommendations;

VOTED: That the Officers be, and they hereby are, authorized and directed, in conjunction with the Company's independent certified public accountants, legal counsel independent consultants or such others as they deem appropriate, to take any and all action that any of them may deem necessary or advisable in order to establish, and register with the Securities and Exchange Commission under the 1940 Act, any investment company(s) in whose securities LLAC Variable Account will invest;


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VOTED: That the Officers be, and they each hereby are, authorized and directed on behalf of LLAC Variable Account and on behalf of the Company to enter into agreements with any investment company registered under the 1940 Act in whose securities LLAC Variable Account will invest;

VOTED: That the Officers be, and they each hereby are, authorized and directed to execute such agreement or agreements as they deem necessary or appropriate:

          (a) With Liberty Life Financial Services, LLC. or any other qualified entity, under which Liberty Life Financial Services, LLC. or such other entity will be appointed principal underwriter and distributor for the Policies; and

          (b) With one or more qualified banks or other qualified entities including the Company or any of its affiliates to provide administrative and/or custodial service in connection with the establishment and maintenance of LLAC Variable Account and the design, issuance and administration of the Policies:

VOTED: That the following binding Standards of Conduct applicable to the Company, its officers, directors, employees, and affiliates ("Persons") with respect to the purchase and sale of investments of LLAC Variable Account be adopted:

     (1) No Person shall engage in any action or activity which the Person has reason to believe could in any way conflict with LLAC Variable Account's interest.

     (2) No Person, directly or indirectly, shall, in connection with any transaction, (a) employ any device, scheme or artifice to defraud LLAC Variable Account (b) make to LLAC Variable Account any untrue statement of a material fact or omit to state to LLAC Variable Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
          (c) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon LLAC Variable Account or
          (d) engage in any manipulative practice with respect to LLAC Variable Account.

     (3) No Person shall accept, directly or indirectly, any gift, favor, service, or anything of value from any broker dealer or other person which could be construed as being compensation for causing LLAC Variable Account to engage in any transaction with such broker, dealer or other person.

     (4) Each Person shall keep confidential all information regarding past or future transactions, investment programs and studies of LLAC Variable Account except as may be required by applicable law or as approved by the Company's Board of Directors; and


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FURTHER VOTED: That the Officers be, and they each hereby are, authorized and directed on behalf of the Company to execute and deliver such agreements and other documents and to do such acts and things as each of them may in their sole discretion deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

This writing shall be filed with the records of the meetings of the Directors of the Company and shall for all purposes be treated as a vote taken at a meeting.

Signed by the following Directors:

J. Paul Condrin                         /s/ J. Paul Condrin
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John B. Conners                         /s/ John B. Conners
                                        -------------------------------


Gary L. Countryman                      /s/ Gary L. Countryman
                                        -------------------------------


A. Alexander Fontanes                   /s/ A. Alexander Fontanes
                                        -------------------------------


Edmund F. Kelly                         /s/ Edmund F. Kelly
                                        -------------------------------


Christopher C. Mansfield                /s/ Christopher S. Mansfield
                                        -------------------------------


Jean M. Scarrow                         /s/ Jean M. Scarrow
                                        -------------------------------


Morton E. Spitzer                       /s/ Morton E. Spitzer
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